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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   Form 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):         December 6, 1996
                                                     -------------------------



                                 ZYNAXIS, INC.
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            (Exact name of registrant as specified in its charter)

      Pennsylvania                  0-19701                    23-2562913
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   (State or other                 (Commission               (IRS Employer
    jurisdiction of                File Number)            Identification No.)
    incorporation)


      371 Phoenixville Pike,    Malvern, Pennsylvania                19355
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     (Address of principal executive offices)                      (Zip Code)



  Registrant's telephone number, including area code:      (610) 889-2200
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         (Former name or former address, if changed since last report)
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Item 5.  Other Events
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     On December 6, 1996, Zynaxis, Inc., a Pennsylvania corporation ("Zynaxis"), announced by a press release that it had entered into a definitive Agreement and Plan of Merger and Contribution dated as of December 6, 1996 (the "Merger Agreement") with CytRx Corporation, a Delaware corporation ("CytRx"), Vaxcel, Inc., a Delaware corporation and a wholly-owned subsidiary of CytRx ("Vaxcel"), and Vaxcel Merger Subsidiary, Inc., a Georgia corporation and a wholly-owned subsidiary of Vaxcel formed for the purpose of the transaction ("Vaxcel Merger Sub"), and that CytRx will provide secured interim financing to Zynaxis of up to $2,000,000 (the "Secured Loan"). The press release is attached hereto as Exhibit
99.1 and incorporated herein by reference.

     The Merger Agreement provides for (i) the issuance of shares of common stock of Vaxcel to the existing shareholders of Zynaxis in exchange for the contribution to Vaxcel by such shareholders of all of the outstanding shares of capital stock of Zynaxis by means of a merger of Vaxcel Merger Sub with and into Zynaxis (the "Merger") and (ii) the issuance to CytRx of shares of common stock of Vaxcel and a warrant to purchase shares of common stock of Vaxcel in exchange for CytRx's contribution to Vaxcel of the Secured Loan plus cash in the amount of $4,000,000 minus the balance of the Secured Loan at the time of contribution, subject to certain adjustments.

      Subject to the approval of the shareholders of Zynaxis, and subject to the satisfaction of the other terms and conditions of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference, at the effective time of the Merger, (i) Vaxcel Merger Sub will be merged with and into Zynaxis and (ii) the outstanding shares of capital stock of Zynaxis will be converted into the right to receive shares of common stock of Vaxcel and Zynaxis will continue to conduct its business as a wholly-owned subsidiary of Vaxcel.

     In connection with the Merger Agreement, certain holders of preferred stock of Zynaxis agreed with CytRx to vote such holders' preferred shares and any common shares held by them in favor of the Merger and related transactions. The holders of the preferred shares are entitled to vote on an as converted basis with the holders of shares of common stock of Zynaxis (giving the holders who agreed, together with common shares held by them, approximately 17.5% of the outstanding voting stock) and separately as a class in respect of such matters.

     Vaxcel specializes in the development of the Optivax(R) copolymer adjuvant, which improves the effectiveness and convenience of injectable vaccines. Zynaxis' technology portfolio includes oral and mucosal delivery systems to enhance the performance of vaccines.


Item 7.  Financial Statements and Exhibits
         ---------------------------------

         (a)  Financial Statements.

              None.

         (b)  Pro Forma Financial Information.

              None.

         (c)  Exhibits.

               2.1 Agreement and Plan of Merger and Contribution dated as of December 6, 1996, among the Registrant, CytRx Corporation, Vaxcel, Inc. and Vaxcel Merger Subsidiary, Inc.

              99.1  Press Release dated December 6, 1996.
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                                   SIGNATURE
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     ZYNAXIS, INC.



Date:  December 6, 1996              By:  /s/ Martyn D. Greenacre
                                        -------------------------------------
                                        Martyn D. Greenacre
                                        President and Chief Executive Officer
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                                 Exhibit Index
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Exhibit                                                                     Page
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  2.1      Agreement and Plan of Merger and Contribution dated as of
           December 6, 1996, among the Registrant, CytRx Corporation,
           Vaxcel, Inc. and Vaxcel Merger Subsidiary, Inc.

 99.1      Press Release dated December 6, 1996.